Consent of Independent Auditors
The Board of Directors
Allianz Life Insurance Company of New York:
We consent to the use of our report dated May 18, 2018 on the statutory statements of operations, capital and surplus, and cash flow of Allianz Life Insurance Company of New York for the year ended December 31, 2017, included herein and to the references to our firm under the headings “Financial Statements” and “Statutory Financial Statements” in the prospectus.

/s/ KPMG LLP

Minneapolis, Minnesota
April 9, 2020

Consent of Independent Auditors

We hereby consent to the use in this Registration Statement on Form S-1 of Allianz Life Insurance Company of New York of our report dated April 3, 2020 relating to the statutory financial statements of Allianz Life Insurance Company of New York, which appears in this Registration Statement.  We also consent to the references to us under the headings “Experts”, “Auditor Update”, “Financial Statements”, and “Statutory Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
April 9, 2020